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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 18, 2002



                                 ENTREMED, INC.
                 (Exact name of issuer as specified in charter)


           Delaware                        20713                  581959440
----------------------------     ------------------------     ----------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


                            9640 Medical Center Drive
                                    Suite 200
                                  Rockville, MD
                               -------------------
                    (Address of principal executive offices)

                                      20850
                                   ----------
                                   (Zip code)

                                 (301) 217-9858
                                 --------------
              (Registrant's telephone number, including area code)
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Item 5. Other Events

         Under a licensing agreement effective as of January 18, 2002, EntreMed, Inc. (the "Company") entered into a five-year strategic alliance with Allergan Inc. to develop and commercialize small molecule angiogenic inhibitors for treatment and prevention of diseases and conditions of the eye. Under the terms of a licensing agreement, Allergan will receive exclusive worldwide license to commercialize Panzem. In return, the Company may receive up to $41 million in the form of an equity investment, cash payments, and milestone payments.

         In connection with the licensing agreement, Allergan purchased 728,863 Units from the Company at a purchase price of $6.86 per Unit. Each Unit consists of one share of Common Stock and a warrant to purchase 0.15 shares of Common Stock. The warrants have a term of five years and an exercise price per share equal to $12.15 per share. Allergan will have certain registration rights beginning one year after the closing of the transaction.

         On January 23, 2002 the Company issued a press release relating to the strategic alliance, a copy of which is included as an exhibit to this report and incorporated by reference herein.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1    Text of Press Release, dated January 23, 2002.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ENTREMED, INC.
                                         (Registrant)



                                               /s/ John W. Holaday
                                         -----------------------------------
                                         John W. Holaday, Ph.D.
                                         Chief Executive Officer


Date:  January 31, 2002